Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Quarterly Report on Form 10-Q of Refac Optical Group, a Delaware corporation (the “Company”), for the quarterly period ended April 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of J. David Pierson, as President and Chief Executive Officer of the Company, and Raymond A. Cardonne, Jr. as Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ J. David Pierson
J. David Pierson
President and Chief Executive Officer
September 14, 2006

/s/ Raymond A. Cardonne, Jr.
Raymond A. Cardonne, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
September 14, 2006
     This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.